Exhibit 99.1

Strategic Storage Trust II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On October 1, 2018, Strategic Storage Trust II, Inc. (“SST II”, the “Company”), Strategic Storage Operating Partnership II, L.P., the Company’s operating partnership (the “Operating Partnership”), Strategic Storage Growth Trust, Inc. (“SSGT”), a public, non-traded REIT, SS Growth Operating Partnership, L.P., SSGT’s operating partnership (“SSGT OP”), and SST II Growth Acquisition, LLC, the Company’s wholly-owned subsidiary (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby SSGT would merge with and into Merger Sub, with Merger Sub being the surviving entity (the “REIT Merger”) and immediately after the REIT Merger, SSGT OP would merge with and into the Operating Partnership, with the Operating Partnership continuing as the surviving entity (the “Partnership Merger” and collectively with the REIT Merger, the “SSGT Merger”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, SSGT’s stockholders received $12.00 per share in cash, which represents approximately $320 million of the approximately $356 million of total consideration.  The remaining consideration was comprised of approximately $19 million of SSGT debt that was repaid at closing, approximately $5 million of SSGT debt that was assumed, approximately $4 million in Class A units of SST II’s Operating Partnership, and other net liabilities assumed in the SSGT Merger. In connection with the SSGT Merger, the Company acquired 28 operating self storage facilities located in 10 states and in the Greater Toronto area, and one development property in the Greater Toronto area, together comprising approximately 19,800 self storage units and approximately 2.2 million net rentable square feet of storage space.  SSGT was a public, non-traded REIT focused on opportunistic self storage properties that included development, and lease-up self storage real estate investments.

The SSGT Merger was a significant acquisition under Rule 3-05 of Regulation S-X. SSGT’s audited consolidated financial statements for the years ended December 31, 2017 and 2016 were filed with the Securities and Exchange Commission (“SEC”) on Form 10-K and are incorporated by reference into this filing.

The following unaudited pro forma consolidated financial information of the Company as of and for the nine months ended September 30, 2018 has been derived from (1) the historical unaudited consolidated financial statements of the Company as filed in the Company’s Form 10-Q for the nine months ended September 30, 2018 and (2) the historical unaudited consolidated financial statements of SSGT for the nine months ended September 30, 2018, which were filed with the SEC on Form 10-Q and are incorporated by reference into this filing.

The following unaudited pro forma consolidated financial information of the Company for the year ended December 31, 2017 has been derived from (1) the historical audited consolidated financial statements of the Company as filed in the Company’s Form 10-K for the year ended December 31, 2017, and (2) the historical audited consolidated financial statements of SSGT for the year ended December 31, 2017 as filed by SSGT.

The unaudited pro forma consolidated balance sheet as of September 30, 2018 reflects adjustments to the Company’s unaudited historical financial data to give effect to the acquisition of SSGT and the related debt financings, as if they had occurred on September 30, 2018.

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 reflect adjustments to the Company’s historical financial data to give effect to the acquisition of SSGT and the related debt financings as well as the Company’s other unrelated 2017 acquisitions as if they had occurred on January 1, 2017.

The unaudited pro forma adjustments are based on available information. The unaudited pro forma consolidated financial information is not necessarily indicative of what the Company’s actual financial position or results of operations for the period would have been as of the date and for the periods indicated, nor does it purport to represent the Company’s future financial position or results of operations. The unaudited pro forma consolidated financial information should be read, together with the notes thereto, in conjunction with the more detailed information contained in the historical consolidated financial statements referenced in this filing.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2018

	Strategic Storage Trust II, Inc.	Strategic Storage Growth Trust, Inc.	Pro Forma Adjustments	Notes	Pro Forma Strategic Storage Trust II, Inc.
ASSETS	{a}	{b}
Real estate facilities:
Land	$271,343,323	$49,297,619	$15,405,664	{c}	$336,046,606
Buildings	512,294,410	177,973,692	77,544,744	{c}	767,812,846
Site improvements	43,065,688	12,291,160	3,759,328	{c}	59,116,176
	826,703,421	239,562,471	96,709,736		1,162,975,628
Accumulated depreciation	(49,609,050)	(11,647,550)	11,647,550	{c}	(49,609,050)
	777,094,371	227,914,921	108,357,286		1,113,366,578
Construction in process	109,907	4,108,635	2,369,023	{c}	6,587,565
Real estate facilities, net	777,204,278	232,023,556	110,726,309		1,119,954,143
Cash and cash equivalents	3,739,371	2,566,634	10,371,826	{d}	16,677,831
Restricted cash	5,331,656	—	(118,762)	{e}	5,212,894
Other assets, net	11,889,921	3,516,766	(5,067,546)	{f}	10,339,141
Debt issuance costs, net of accumulated amortization	194,957	124,852	(319,809)	{g}	—
Intangible assets, net of accumulated amortization	1,675,543	512,877	13,062,795	{c}	15,251,215
Total assets	$800,035,726	$238,744,685	$128,654,813		$1,167,435,224
LIABILITIES AND EQUITY
Debt, net	$395,909,178	$12,873,428	$348,356,731	{g}	$757,139,337
Accounts payable and accrued liabilities	13,047,848	4,236,454	(1,096,842)	{h}	16,187,460
Due to affiliates	2,762,261	2,871,539	(2,725,978)	{h}	2,907,822
Distributions payable	2,801,394	1,033,826	—		3,835,220
Total liabilities	414,520,681	21,015,247	344,533,911		780,069,839
Commitments and contingencies
Redeemable common stock	29,559,784	8,208,920	(8,208,920)	{i}	29,559,784
Equity:
Strategic Storage Trust II, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2018	—	—	—		—
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 50,090,692 shares issued and outstanding at September 30, 2018	50,091	19,094	(19,094)	{i}	50,091
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,484,880 issued and outstanding at September 30, 2018	7,485	7,613	(7,613)	{i}	7,485
Additional paid-in capital	496,325,862	247,569,361	(247,569,361)	{i}	496,325,862
Distributions	(85,669,907)	(18,708,534)	18,708,534	{i}	(85,669,907)
Accumulated deficit	(61,181,459)	(19,332,578)	16,965,519	{j}	(63,548,518)
Accumulated other comprehensive income	2,243,511	46,992	(46,992)	{i}	2,243,511
Total Strategic Storage Trust II, Inc. equity	351,775,583	209,601,948	(211,969,007)		349,408,524
Noncontrolling interests in our Operating Partnership	4,179,678	(81,430)	4,298,829	{k}	8,397,077
Total equity	355,955,261	209,520,518	(207,670,178)		357,805,601
Total liabilities and equity	$800,035,726	$238,744,685	$128,654,813		$1,167,435,224

See accompanying notes to the unaudited pro forma consolidated financial statements.

Strategic Storage Trust II, Inc.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

as of September 30, 2018

{a}Reflects the assets, liabilities, redeemable common stock, noncontrolling interests and stockholders’ equity of the Company as filed in its Form 10-Q as of September 30, 2018.

{b}Reflects the assets, liabilities, redeemable common stock, noncontrolling interests and stockholders’ equity of SSGT as of September 30, 2018 and incorporated by reference into this filing.

{c}The Company recorded the cost of tangible and identified intangible assets acquired in the SSGT Merger based on their estimated relative fair values as of the date of the acquisition. The following table summarizes the preliminary purchase price allocations for the properties acquired in the SSGT Merger on such date, using the best information available to management at the time of this filing. Such allocations are subject to change.

Land	Building	Site Improvements	Construction In Process	Intangibles	Total
$64,703,283	$255,518,436	$16,050,488	$6,477,658	$13,575,672	$356,325,537

{d}Represents the cash provided by the related debt financings completed to fund the SSGT Merger, net of the cash consideration paid to SSGT’s stockholders.

{e}Represents a net reduction in funds required to be held in escrow accounts for property tax and insurance related to the properties encumbered by the various loans described in note {g} below as a result of the debt refinancing.

{f}Represents the other assets that were settled either in anticipation of the SSGT Merger, or in conjunction therewith.  These assets include company owned life insurance policies for SSGT and SST II, interest rate derivatives tied to loans that were repaid, and certain prepaid expenses.

{g}Denotes the changes to debt issuance costs and net debt that was refinanced in anticipation of and in connection with the SSGT Merger. See below for a summary of the related debt financings.

Canadian Loans

In anticipation of the SSGT Merger, on October 11, 2018, the Company, through 10 special purpose entities wholly owned by the Operating Partnership, entered into a loan agreement with CitiBank, N.A. (“CitiBank”), as lender.  Under the terms of the loan agreement (the “CitiBank Loan Agreement”), the Company has a maximum borrowing capacity of $112 million CAD, of which the Company initially borrowed $99.3 million CAD (the “Initial Proceeds”). The Initial Proceeds were primarily used to pay off all of the existing loans encumbering the Company’s 10 pre-existing properties located in Toronto, Canada, all of which now serve as collateral under the CitiBank Loan Agreement. The Company also has the right to receive future advances in the aggregate amount of up to $12.7 million CAD, subject to certain conditions as set forth in the CitiBank Loan Agreement. The CitiBank loan matures on October 9, 2020 and bears interest at approximately 4.5%. Initial excess proceeds from the loan were used in the SSGT Merger.

Loan	Principal Balance Borrowed/ (Repaid) (1)
New Canadian Debt:
Canadian CitiBank Loan	$76,927,710
Less Canadian Debt Repayment:
Milton fixed rate	(5,040,575)
Burlington I fixed rate	(4,905,228)
Burlington I variable rate	(2,336,370)
Oakville I variable rate	(7,799,019)
Burlington II and Oakville II variable rate	(12,286,742)
Dufferin loan	(10,541,343)
Mavis loan	(8,885,034)
Brewster loan	(5,807,151)
Granite variable rate loan	(6,906,378)
Centennial variable rate loan	(6,202,444)
Net New Canadian Financing	$6,217,426

(1)	Canadian Dollar denominated loans shown above in USD based on the foreign exchange rate in effect as of September 30, 2018.

In conjunction with the SSGT Merger, SST II through certain wholly owned special purpose entities, entered in various financings (defined and described below), as follows:

Merger Related Financings	Principal Borrowing as of Merger Date	Interest Rate		Maturity Date
CMBS SASB Loan	$235,000,000	5.5%	(1)	2/9/2022
CMBS Loan	104,000,000	5.0%	(2)	2/1/2029
Secured Loan	89,178,000	5.1%	(1)	1/24/2022
Senior Term Loan	72,000,000	6.85%	(1)	1/24/2022
Total	$500,178,000

(1)	Interest rate shown is this variable rate loan is the rate in effect as of the SSGT Merger date.
(2)	Fixed rate debt with interest only payments.

CMBS SASB Loan

This loan is a $235 million commercial mortgage-backed securities (“CMBS”), single-asset/single-borrower (“SASB”) financing (the “CMBS SASB Loan”) with KeyBank, National Association (“KeyBank”) and Citi Real Estate Funding Inc. or its affiliates (“Citibank”), as lender. The CMBS SASB Loan has a maturity date of February 9, 2022, which may, in certain circumstances, be extended at the option of the respective borrower for two consecutive terms of one year each, as set forth in the respective loan agreement (collectively, the “CMBS SASB Loan Agreements”). Monthly payments due under the CMBS SASB Loan Agreements are interest-only, with the full principal amount becoming due and payable on the respective maturity date.

CMBS Loan

The CMBS loan is a $104 million CMBS financing with KeyBank as lender pursuant to a mortgage loan (the “CMBS Loan”), and is secured by a first mortgage or deed of trust on each of 10 wholly owned properties. The loan has a maturity date of February 1, 2029. Monthly payments due under the loan agreement (the “CMBS Loan Agreement”) are interest-only, with the full principal amount becoming due and payable on the maturity date.

Secured Loan

This represents a secured financing with KeyBank, Fifth Third Bank (“Fifth Third”), and SunTrust Bank (“SunTrust”) as equal co-lenders (the “Secured Lenders”) for an amount up to approximately $96.4 million pursuant to a mortgage loan (the “Secured Loan”), on which the Company made an initial draw of approximately $89.2 million. The Secured Loan is secured by a first mortgage or deed of trust on each of 16 wholly owned properties. An additional property will be mortgaged upon its anticipated acquisition in 2019, subject to the terms of the loan agreement and the Company will have the right to draw an additional approximate $5.7 million, net of interest hold back provision, as defined. The loan has a maturity date of

January 24, 2022, which may, in certain circumstances, be extended at the option of the borrower for one additional term equal to one year, as set forth in the loan agreement. Monthly payments due under the Secured Loan are interest-only, with the full principal amount becoming due and payable on the maturity date.

Senior Term Loan

We along with the Operating Partnership entered into a financing for an amount up to $87.7 million with KeyBank and SunTrust, as co-lenders, pursuant to a senior term loan (the “Senior Term Loan”). The Senior Term Loan is secured by a pledge of 49% of the equity interests in the Company’s property-owning special purpose entities, other than those that own the CMBS SASB properties. Monthly payments due under the Senior Term Loan agreement are interest-only, with the full principal amount becoming due and payable on the maturity date. On the date of the SSGT Merger, an initial borrowing of $72.0 million was made under the Senior Term Loan, with the right to draw an additional $15.7 million as set forth in the Senior Term Loan agreement.

Debt Repayment

The proceeds from the loans noted above were primarily used to facilitate the Company’s financing of the SSGT Merger as described, including the payment of the SSGT consideration and the repayment, in full, of certain of the Company’s then existing debt outstanding, as follows:

Loan	September 30, 2018
Raleigh/Myrtle Beach promissory note	$11,929,458
Amended KeyBank Credit Facility	89,182,500
Oakland and Concord loan	19,604,712
$11M KeyBank Subordinate Loan	11,000,000
Total debt	$131,716,670

Additionally, with the proceeds of the debt refinancing the Company paid off the entire outstanding balance on a credit facility SSGT had with KeyBank, which had an outstanding balance of $9.0 million as of September 30, 2018.

{h}Represents SSGT liabilities that were either settled in connection with the SSGT Merger, or were extinguished according to their terms upon the SSGT Merger. This includes accrued interest on loans that were fully paid off as discussed in note {g} above, the elimination of a trailing service fee liability on SSGT’s Class T common stock, and accrued legal and financing invoices directly related to and paid in the SSGT Merger.

{i}This represents the elimination of SSGT’s common stock, redeemable common stock and related equity balances.  At the effective time of the SSGT Merger, each share of SSGT common stock, par value $0.001 per share (the “SSGT Common Stock”), outstanding was automatically converted into the right to receive an amount in cash equal to $12.00, without interest and less any applicable withholding taxes (the “SSGT Merger Consideration”). Immediately prior to the SSGT Merger, all shares of SSGT common stock that were subject to vesting and other restrictions also became fully vested and converted into the right to receive the SSGT Merger Consideration upon closing of the SSGT Merger.

{j}Reflects the elimination of SSGT’s accumulated deficit as of September 30, 2018 and an adjustment to increase the accumulated deficit primarily for non-recurring debt defeasance and debt extinguishment costs directly attributable to the SSGT Merger and related financings that were incurred subsequent to September 30, 2018 and had not yet been expensed in the historical consolidated statements of operations or accrued in historical consolidated balance sheets.

{k}Pursuant to the special limited partner interest held by SSGT’s advisor in SSGT OP, SSGT’s advisor was entitled to receive, in redemption of that special limited partner interest, a subordinated distribution upon the closing of the SSGT Merger, equal to 15% of the amount by which the transaction amount (which equaled the value of SSGT’s outstanding common stock) plus the amount payable to SSGT’s advisor pursuant to the transaction, plus all distributions paid to common stockholders, exceeded the sum of SSGT’s stockholders’ invested capital, plus the amount required to pay SSGT stockholders a 6% cumulative, non-compounded, annual return on invested capital.  SSGT’s advisor elected to receive partnership units in SSGT OP. At the effective time of the Partnership Merger, the existing partnership interest and the special limited partner interest in SSGT OP were converted automatically into approximately 396,000 Class A units of partnership interest in the Company’s Operating Partnership.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

	Strategic Storage Trust II, Inc.	Strategic Storage Growth Trust, Inc.	Pro Forma Adjustments	Notes	Pro Forma Strategic Storage Trust II, Inc.
Revenues:	{a}	{b}
Self storage rental revenue	$58,784,034	$13,943,976	$—		$72,728,010
Ancillary operating revenue	1,441,008	425,517	—		1,866,525
Total revenues	60,225,042	14,369,493	—		74,594,535
Operating expenses:
Property operating expenses	18,637,792	6,277,406	642,114	{c}	25,557,312
Property operating expenses – affiliates	7,687,183	1,838,634	667,208	{d}	10,193,025
General and administrative	3,632,649	2,634,015	(1,621,554)	{e}	4,645,110
Depreciation	15,245,530	4,662,698	1,503,467	{f}	21,411,695
Intangible amortization expense	2,398,378	739,102	4,467,781	{f}	7,605,261
Acquisition expenses—affiliates	42,642	172,800	(42,642)	{g}	172,800
Other property acquisition expenses	808,091	93,722	(808,091)	{g}	93,722
Total operating expenses	48,452,265	16,418,377	4,808,283		69,678,925
Operating income (loss)	11,772,777	(2,048,884)	(4,808,283)		4,915,610
Other income (expense):
Interest expense	(13,417,041)	(201,034)	(16,322,673)	{h}	(29,940,748)
Interest expense—accretion of fair market value of secured debt	336,894	—	(238,045)	{h}	98,849
Interest expense—debt issuance costs	(975,591)	(463,397)	(849,979)	{i}	(2,288,967)
Other	(278,694)	(13,694)	—		(292,388)
Net loss	(2,561,655)	(2,727,009)	(22,218,980)		(27,507,644)
Net loss attributable to the noncontrolling interests in our Operating Partnership	21,972	2,047	402,075	{j}	426,094
Net loss attributable to Strategic Storage Trust II, Inc. common stockholders	$(2,539,683)	$(2,724,962)	$(21,816,905)		$(27,081,550)
Net loss per Class A share – basic and diluted	$(0.04)				$(0.47)
Net loss per Class T share – basic and diluted	$(0.04)				$(0.47)
Weighted average Class A shares outstanding – basic and diluted	49,732,757				49,732,757
Weighted average Class T shares outstanding – basic and diluted	7,418,129				7,418,129

See accompanying notes to the unaudited pro forma consolidated financial statements.

Strategic Storage Trust II, Inc.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. SSGT was a REIT focused on opportunistic self storage properties, including development, and lease-up properties.  As a result, many of its properties had no, or limited operations during the periods presented herein.  These Unaudited Pro Forma Financial Statements do not purport to represent what the actual financial position or results of the Company would have been assuming the SSGT Merger had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

{a}Reflects the results of operations of the Company as filed on its Form 10-Q for the nine months ended September 30, 2018.

{b}Reflects the results of operations of SSGT for the nine months ended September 30, 2018, incorporated by reference into this filing.

{c}Represents adjustments to property operating expenses to include the estimated change in the cost of property taxes as compared to the respective properties’ historical results under the previous owner as a result of the corresponding change in the properties’ assessed values.

{d}Reflects the additional fees pursuant to the Company’s advisory agreement as compared to historical amounts paid by SSGT. The Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.625% of average invested assets, as defined in the advisory agreement.

{e}Reflects adjustments to eliminate the general and administrative expenses of SSGT that would not have been incurred had the SSGT Merger occurred on January 1, 2017.  Such expenses include board of director expenses, certain legal expenses, transfer agent expenses, and certain professional services expenses.

{f}Reflects the additional depreciation and amortization expense for the nine months ended September 30, 2018 to reflect the increased basis related to the SSGT Merger, based on the preliminary purchase price allocation, which are subject to change. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over its estimated benefit period.

{g}Historical property acquisition expenses directly attributable to the acquisition of SSGT have been excluded from the pro forma consolidated statement of operations for the nine months ended September 30, 2018.

{h}Adjustments reflect the additional interest expense and accretion of the fair market value of debt from the following debt instruments as if they had been outstanding for the entire nine months ended September 30, 2018:

Loan	September 30, 2018		Interest Rate (2)	Estimated Interest Expense
Canadian CitiBank Loan	$76,927,710	(1)	4.50%	$2,596,310
CMBS SASB Loan	235,000,000		5.50%	9,693,750
CMBS Loan	104,000,000		5.00%	3,900,000
Secured Loan	89,178,000		5.10%	3,411,058
Senior Term Loan	72,000,000		6.85%	3,699,000
Stoney Creek Loan	4,092,474		5.65%	173,419
KeyBank CMBS Loan	95,000,000		3.89%	2,771,625
KeyBank Florida CMBS Loan	52,000,000		4.65%	1,813,500
Midland North Carolina CMBS Loan	47,249,999		5.31%	1,882,086
Total debt	$775,448,183			$29,940,748

Less: the Company's historical Interest Expense				(13,417,041)
Less: SSGT's historical Interest Expense				(201,034)
Total Adjustment to Interest Expense				$16,322,673

(1)	Canadian Dollar denominated loans shown above in USD based on the foreign exchange rate in effect as of the SSGT Merger date.
(2)	Interest rate shown is the rate in effect as of the SSGT Merger date.

A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $0.3 million for the nine months ended September 30, 2018.

{i}Represents the net increase in the amortization of debt issuance costs from the loans noted above used to finance the SSGT Merger.

{j}Noncontrolling interest is adjusted based on the additional pro forma losses and additional operating partnership units outstanding, including the additional approximately 396,000 Class A operating partnership units issued to SSGT’s advisor in conjunction with the SSGT Merger.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	Strategic Storage Trust II, Inc.	2017 Acquisitions	Strategic Storage Growth Trust, Inc.	Pro Forma Adjustments	Notes	Pro Forma Strategic Storage Trust II, Inc.
Revenues:	{a}	{b}	{c}
Self storage rental revenue	$75,408,257	$443,522	$13,641,041	$—		$89,492,820
Ancillary operating revenue	700,649	20,954	145,320	—		866,923
Total revenues	76,108,906	464,476	13,786,361	—		90,359,743
Operating expenses:
Property operating expenses	24,487,854	179,996	5,945,010	748,163	{d}	31,361,023
Property operating expenses – affiliates	10,631,362	—	1,755,632	864,654	{e}	13,251,648
General and administrative	3,457,907	—	2,135,876	(1,121,633)	{f}	4,472,150
Depreciation	19,939,856	—	3,930,501	2,171,151	{g}	26,041,508
Intangible amortization expense	13,512,217	—	873,164	5,228,815	{g}	19,614,196
Acquisition expenses – affiliates	212,577	—	2,023,134	(212,577)	{h}	2,023,134
Other property acquisition expenses	292,022	—	939,151	(292,022)	{h}	939,151
Total operating expenses	72,533,795	179,996	17,602,468	7,386,551		97,702,810
Operating income (loss)	3,575,111	284,480	(3,816,107)	(7,386,551)		(7,343,067)
Other income (expense):
Interest expense	(16,356,565)	—	(120,241)	(23,444,191)	{i}	(39,920,997)
Interest expense—accretion of fair market value of secured debt	340,382	—	—	(206,177)	{i}	134,205
Interest expense—debt issuance costs	(2,177,833)	—	(398,149)	(475,974)	{j}	(3,051,956)
Other	(367,385)	—	378,555	—		11,170
Net loss	(14,986,290)	284,480	(3,955,942)	(31,512,893)		(50,170,645)
Net loss attributable to the noncontrolling interests in our Operating Partnership	122,225	—	3,816	666,505	{k}	792,546
Net loss attributable to Strategic Storage Trust II, Inc. common stockholders	$(14,864,065)	$284,480	$(3,952,126)	$(30,846,388)		$(49,378,099)
Net loss per Class A share – basic and diluted	$(0.27)					$(0.88)
Net loss per Class T share – basic and diluted	$(0.27)					$(0.88)
Weighted average Class A shares outstanding – basic and diluted	48,781,865					48,781,865
Weighted average Class T shares outstanding – basic and diluted	7,240,953					7,240,953

See accompanying notes to the unaudited pro forma consolidated financial statements.

Strategic Storage Trust II, Inc.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. SSGT was a REIT focused on opportunistic self storage properties, including development, and lease-up properties.  As a result, many of its properties had no, or limited operations during the periods presented herein.  These Unaudited Pro Forma Financial Statements do not purport to represent what the actual financial position or results of the Company would have been assuming the SSGT Merger had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

{a}Reflects the results of operations of the Company as filed on its Form 10-K for the year ended December 31, 2017.

{b}The 2017 Acquisitions column includes the acquisition of a property in Aurora, Colorado, and a five property portfolio located in the Greater Toronto, Canada area (collectively the “2017 Acquisitions”), by the Company with adjustments made to reflect the additional revenues and certain operating expenses as if the acquisitions occurred on January 1, 2017.

{c}Reflects the results of operations of SSGT as filed on its Form 10-K for the year ended December 31, 2017 and incorporated by reference herein.

{d}Represents adjustments to property operating expenses to include the estimated change in the cost of property taxes as compared to the respective properties’ historical results under the previous owner as a result of the corresponding change in the properties’ assessed values.

{e}Reflects the additional fees pursuant to the Company’s advisory agreement as compared to historical amounts. The Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.625% of average invested assets, as defined in the advisory agreement.

{f}Reflects adjustments to eliminate the general and administrative expenses of SSGT that would have not been incurred had the SSGT Merger occurred on January 1, 2017.  Such expenses include board of director expenses, certain legal expenses, transfer agent expenses, and certain professional services expenses.

{g}Reflects the additional depreciation and amortization expense for the year ended December 31, 2017 to reflect the increased basis related to the SSGT Merger and 2017 Acquisitions, based on the preliminary purchase price allocation, which are subject to change. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over its estimated benefit period.

{h}Historical property acquisition expenses directly attributable to the Company’s 2017 Acquisitions have been excluded from the pro forma consolidated statement of operations for the year ended December 31, 2017.

{i}Adjustments reflect the additional interest expense and accretion of the fair market value of debt from the following debt instruments as if they had been outstanding for the entire year ended December 31, 2017.

Loan	December 31, 2017		Interest Rate (2)	Estimated Interest Expense
Canadian CitiBank Loan	$76,927,710	(1)	4.50%	$3,461,747
CMBS SASB Loan	235,000,000		5.50%	12,925,000
CMBS Loan	104,000,000		5.00%	5,200,000
Secured Loan	89,178,000		5.10%	4,548,078
Senior Term Loan	72,000,000		6.85%	4,932,000
Stoney Creek Loan	4,092,474		5.65%	231,225
KeyBank CMBS Loan	95,000,000		3.89%	3,695,500
KeyBank Florida CMBS Loan	52,000,000		4.65%	2,418,000
Midland North Carolina CMBS Loan	47,249,999		5.31%	2,509,447
Total debt	$775,448,183			$39,920,997

Less: the Company's historical Interest Expense				(16,356,565)
Less: SSGT's historical Interest Expense				(120,241)
Total Adjustment to Interest Expense				$23,444,191

(1)	Canadian Dollar denominated loans shown above in USD based on the foreign exchange rate in effect as of the SSGT Merger date.
(2)	Interest rate shown is the rate in effect as of the SSGT Merger date.

A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $0.4 million for the year ended December 31, 2017.

{j}Represents the net increase in the amortization of debt issuance costs from the loans noted above and used to finance the SSGT Merger.

{k}Noncontrolling interest is adjusted based on the additional pro forma losses and additional operating partnership units outstanding, including the additional approximately 396,000 Class A operating partnership units issued to SSGT’s advisor in conjunction with the SSGT Merger.